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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Affymax, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AFFYMAX, INC.
4001 Miranda Avenue
Palo Alto, CA 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2011

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Affymax, Inc., a Delaware corporation (the "Company"). The meeting will be held on Wednesday, May 25, 2011 at 9:00 a.m. California time at 4009 Miranda Avenue, Palo Alto, CA 94304 for the following purposes:

  1.
  To elect two Class II director nominees identified in the Proxy Statement accompanying this Notice to hold office until the 2014 Annual Meeting of Stockholders.

  2.
  To ratify the selection of Ernst & Young LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.

  3.
  To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement accompanying this Notice.

  4.
  To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers.

  5.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 31, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ Grace U. Shin
Grace U. Shin Secretary

Palo Alto, California
April 7, 2011

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on May 25, 2011 at 9:00 a.m. California time at 4009 Miranda Avenue, Palo Alto, CA 94304.
The Proxy Statement, Annual Report on Form 10-K and directions to the annual meeting are available at www.affymax.com

AFFYMAX, INC.
4009 Miranda Avenue
Palo Alto, CA 94304

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON:

May 25, 2011

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Affymax, Inc. (sometimes referred to as the "Company" or "Affymax") is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders, including any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 7, 2011 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

        The meeting will be held on Wednesday, May 25, 2011 at 9:00 a.m. California time at 4009 Miranda Avenue, Palo Alto, CA 94304. Directions to the annual meeting may be found at http://www.affymax.com/view.cfm/59/Driving-Directions. Information about how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 31, 2011 will be entitled to vote at the annual meeting. On this record date, there were 35,283,816 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 31, 2011 your shares were registered directly in your name with Affymax's transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 31, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are four matters scheduled for a vote:

  •
  Election of two Class II directors;

  •
  Ratification of the selection of Ernst & Young LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011;

  •
  Approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in this proxy statement; and

  •
  Indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple and are as follows:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Affymax. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of March 31, 2011.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of both nominees for director, "For" the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011, "For" the approval, on an advisory basis, of the compensation of the

Company's named executive officers, as disclosed in this proxy statement, and "For" the approval, on an advisory basis, of "Three Years" as the preferred frequency of advisory votes to approve executive compensation. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to Affymax's Secretary at 4001 Miranda Avenue, Palo Alto, CA 94304.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 10, 2011 to Affymax's Secretary, Grace U. Shin, at 4001 Miranda Avenue, Palo Alto, CA 94304, provided, however, that if our 2012 annual meeting is held before April 25, 2012 or after June 24, 2012, you must provide that specified information to us a reasonable time before we begin to print and send our proxy statement for our 2012 annual meeting. If you wish to submit a proposal that is not to be included in next year's proxy materials, but that may be considered at the 2012 annual meeting, or nominate a director pursuant to our Bylaws, you must provide specified information to us between January 26, 2012 and February 26, 2012; provided, however, that if our 2012 annual meeting is held before April 25, 2012 or after June 24, 2012, you must provide that specified information to us between the 120th day prior to the 2012 annual meeting and not later than the 90th day prior to the 2012 annual meeting or the 10th day following the day on which we first publicly announce of the date of the 2012 annual meeting. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of one year, two years or three years, abstentions and broker-non votes; and, with respect to other proposals, "For" and "Against" votes, abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. "Non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and, for the first time, executive compensation matters, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation. The election of the directors named herein and the ratification of the selection of our independent registered public accounting firm are considered to be "routine" matters.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the two nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only "For" or "Withhold" votes will affect the outcome.

  •
  To be approved, Proposal No. 2, the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 3, approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in this proxy statement, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  For Proposal No. 4, the advisory vote on the frequency of stockholder advisory votes on executive compensation. The frequency of receiving "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy will be considered the frequency preferred by the stockholders. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 35,283,816 shares outstanding and entitled to vote. Thus, the holders of 17,641,909 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

        The letter to stockholders, proxy statement and Form 10-K are available at www.affymax.com.

PROPOSAL 1

ELECTION OF DIRECTORS

        Affymax's Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The Board of Directors presently has nine members serving and no vacancies. There are currently three directors in class II whose term of office expires in 2011, however, one such director, R. Lee Douglas, will not be seeking re-election. Immediately preceding this meeting, the authorized size of our Board will be reduced to eight members with the number of class II directors set at two. John P. Walker, a nominee, is currently a class II director of the Company who was previously elected by the stockholders. Hollings C. Renton, a nominee, is currently a class II director appointed by the Board in 2009 but not previously elected by the stockholders. If the nominees are elected at the annual meeting, each of these nominees would serve until the 2014 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to invite directors and nominees for director to attend the Annual Meeting. One director attended the Company's last annual meeting of stockholders, which was held on May 24, 2010.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If either nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by the Company's management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

        The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee and each director whose term will continue after the annual meeting. The term of the class I directors continues until the 2013 annual meeting and except for Arlene M. Morris, who resigned from the Board of Directors at the end of January 2011, the term of the class III directors continues until the 2012 annual meeting. Please see the section below titled "Information Regarding the Board of Directors and Corporate Governance" for information regarding the Board of Directors and its committees.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH OF THE TWO CLASS II DIRECTOR NOMINEES

For Election for A Three Year Term Expiring at the 2014 Annual Meeting

CLASS II DIRECTORS

Hollings C. Renton

        Hollings C. Renton, age 65, has served as a member of our Board of Directors since June 2009 and was appointed Chairman of the Board and Chairman of the Nominating and Corporate Governance Committee in December 2009. Mr. Renton retired as Chairman of the board of directors at Onyx Pharmaceuticals, Inc., a biopharmaceutical company, in March 2008, where he also served as President and Chief Executive Officer from 1993 and as Director from 1992. Prior to joining Onyx, Mr. Renton was the President and Chief Operating Officer of Chiron Corporation, a pharmaceutical company. He assumed that position in 1991 on Chiron's acquisition of Cetus Corporation, a biotechnology company, where he had been President since 1990 and Chief Operating Officer since 1987. He joined Cetus Corporation in 1981 and was Chief Financial Officer from 1983 to 1987. Mr. Renton currently serves as the co-chair and lead director of Portola Pharmaceuticals, a biopharmaceutical company, a member of the board of directors of Rigel Pharmaceuticals, a biopharmaceutical company, and Cepheid Corporation, a molecular diagnostics company. The Board of Directors believe that Mr. Renton's qualifications for Board membership include over 25 years of experience building successful biotechnology companies, commercializing drug products and forging industry-leading partnerships, which provides substantial expertise to the Company as it develops and commercializes peginesatide (Hematide™). In particular, Mr. Renton's experience as the former chief executive officer of Onyx involved a collaboration with Bayer Healthcare Pharmaceuticals which provides valuable perspective to the Board as the Company expects to co-promote peginesatide in the U.S. through a collaboration with Takeda Pharmaceutical Company, Limited. Further, Mr. Renton's substantial experience as both a board member of a number of successful biotechnology companies and the former chief executive officer of Onyx provides experience and knowledge in leading the Company's Board and Nominating and Governance Committee as Chairman. Mr. Renton holds an M.B.A. from the University of Michigan and a B.S. in mathematics from Colorado State University.

John P. Walker

        Mr. Walker, age 62, has served as a member of our Board of Directors since 2006. Mr. Walker has been a member of our Nominating and Corporate Governance Committees since July 2006 and a member of our Compensation Committee since March 2007. Mr. Walker has served as the Chair of our Compensation Committee since January 2008. From July 2006 until March 2008, Mr. Walker also served as a member of our Audit Committee. From February 2009 until July 2010, Mr. Walker held the position of Chief Executive Officer of iPerian, Inc. (formerly iZumi Bio, Inc.), a company focused on the development of inducible stem cell technology, and is currently Senior Advisor to iPerian. From 2006 to 2009, Mr. Walker served as Chief Executive Officer of Novacea, Inc., a pharmaceutical company, which merged with Transcept Pharmaceuticals, Inc., a pharmaceutical company, in January 2009. Since 2001, Mr. Walker, acting as a consultant, served as an Investment Advisor to MDS Capital Corp., a venture capital firm, Interim Chief Executive Officer of KAI Pharmaceuticals, a pharmaceutical company, Chairman and Interim Executive Officer at Guava Technologies, a biotechnology company, Chairman and Chief Executive Officer of Bayhill Therapeutics, a biotechnology company, and Chairman and Interim Chief Executive Officer of Centaur Pharmaceuticals, Inc., a pharmaceutical company. From 1993 to 2001, he was Chairman, Chief Executive Officer and a director of Axys Pharmaceuticals Inc. and its predecessor company, Arris Pharmaceutical Corporation, a pharmaceutical company. Mr. Walker currently serves as a member of the board of directors of Transcept Pharmaceuticals, Inc., and several privately held biotechnology companies. Previously, Mr. Walker served as a member of the board of directors of Discovery Partners International, Inc., a drug discovery and development company, Evotec AG, a drug discovery and development company, Geron Corporation, a biopharmaceutical company and Renovis, Inc., a biopharmaceutical company. The Board of Directors believes that Mr. Walker's qualifications for Board membership include over 30 years of experience in the healthcare and biopharmaceutical industries. Mr. Walker's experience serving as a chief executive officer contributes valuable experience and perspective to the oversight and strategy of the Company, with particular expertise in executive compensation matters in support of his role as the Chairman of the Compensation Committee. Mr. Walker is a graduate of the Advanced Executive Program at the Kellogg School of Management at Northwestern University and holds a B.A. from the State University of New York at Buffalo.

R. Lee Douglas

        Mr. Douglas, age 59, has served as a member of our Board of Directors since 2004 and as a member of our Compensation Committee since July 2006, but he will not be seeking re-election to the

Board. Since 1998, Mr. Douglas has been an independent consultant to biotechnology companies. Since 2002, he also has been a visiting scholar in the Molecular & Cell Biology Department at the University of California, Berkeley. Mr. Douglas was a co-founder of COR Therapeutics, Inc., a biotechnology company, and served in a variety of capacities there from 1988 to 1998, including as its Chief Executive Officer from 1988 to 1990, Chief Financial Officer from 1990 to 1992 and Vice President of Corporate Development from 1990 to 1998. Mr. Douglas serves as a member of the board of directors of two privately held biotechnology companies. The Board of Directors believes that Mr. Douglas's qualifications for Board membership include more than 18 years of finance, partnership and operational experience in building and developing biotechnology companies. Mr. Douglas holds an M.B.A. from Harvard Business School, a Masters in City & Regional Planning from Harvard Graduate School of Design and a B.A. from the University of North Carolina-Charlotte.

CLASS III DIRECTORS

Ted W. Love, M.D.

        Dr. Love, age 51, has served as a member of our Board of Directors since June 2006 and as a member of our Audit Committee since July 2006. In 2010, Dr. Love joined Onyx Pharmaceuticals, a biopharmaceutical company, as Executive Vice President, Research and Development. From 2001 to 2009, Dr. Love served as the President, Chief Executive Officer and member of the board of directors of Nuvelo, Inc., a biopharmaceutical company, and as Chairman of Nuvelo's board of directors from 2005 to 2009, prior to its merger with ARCA biopharma, Inc. From 1998 to 2001, Dr. Love served as Senior Vice President of Development at Theravance, Inc. (formerly Advanced Medicine, Inc.), a biopharmaceutical company. From 1992 to 1998, Dr. Love served as a research physician and Vice President of Product Development at Genentech, Inc., a biotechnology company. Dr. Love also serves as a member of the board of directors of Santarus, Inc., a pharmaceutical company, and ARCA biopharma, Inc., a biopharmaceutical company. The Board of Directors believes that Dr. Love's qualifications for Board membership include his credentials as a cardiologist and his significant medical and scientific expertise as well as experience accelerating drug development contribute to the Board's understanding of clinical and regulatory matters as peginesatide advances from late stage development through the regulatory review process. Dr. Love holds an M.D. from Yale Medical School and a B.A. from Haverford College.

John A. Orwin

        Mr. Orwin, age 46, has served as our Chief Executive Officer and a member of our Board of Directors since February 2011. From April 2010 to January 2011, he served as our president and chief operating officer. From 2005 to 2010, Mr. Orwin served as Vice President and then Senior Vice President, BioOncology Business Unit, at Genentech, Inc., a large biotechnology company, where he was responsible for all marketing, sales, business unit operations and pipeline brand management for Genentech's oncology portfolio in the United States. From 2001 to 2005, Mr. Orwin served in various executive level positions at Johnson & Johnson overseeing oncology therapeutic commercial and portfolio expansion efforts in the US. He has also held senior marketing and sales positions at Alza Pharmaceuticals, Sangstat Medical Corporation, Rhone-Poulenc Rorer Pharmaceuticals and Schering-Plough Corporation. Mr. Orwin serves as a member of the board of directors of NeurogesX, a biopharmaceutical company. Mr. Orwin holds a M.B.A. from New York University and a B.A. from Rutgers University. The Board of Directors believe that Mr. Orwin's biopharmaceutical experience in a complex regulatory and commercial environment contributes to the Board perspective as the Company progresses through the regulatory review process and prepares for commercialization of peginesatide. Further, Mr. Orwin's leadership experience with the Company in connection with his position as Chief Executive Officer and formerly President and Chief Operating Officer brings continuity to the Board and important representation by the management team.

Daniel K. Spiegelman

        Mr. Spiegelman, age 52, has served as a member of our Board of Directors and our Audit Committee since September 2006. Mr. Spiegelman has served as the Chair of our Audit Committee since December 2006. Mr. Spiegelman has served as Chief Executive Officer of Filtini, Inc., a private company developing circulating tumor cell diagnostic devices, since September 2009. From 1998 to 2009, Mr. Spiegelman served in various positions, most recently as Senior Vice President and Chief Financial Officer of CV Therapeutics, Inc., a biopharmaceutical company, that was acquired by Gilead Sciences, Inc. From 1992 to 1998, Mr. Spiegelman was an employee at Genentech, Inc., a biotechnology company, most recently as Treasurer. Mr. Spiegelman also serves as a member of the board of directors of Anthera Pharmaceuticals, Inc., a biopharmaceutical company, Cyclacel Pharmaceuticals, Inc., a biopharmaceutical company, Omeros Corporation, a biopharmaceutical company and Oncothyreon, Inc., a biotechnology company. The Board of Directors believes that Mr. Spiegelman's qualifications for Board membership include an extensive background in the financial and commercial issues facing growing biotechnology companies, allowing Mr. Spiegelman to serve as the Audit Committee financial expert. Further, Mr. Spiegelman's experience as chief financial officer of CV Therapeutics involved raising over $1 billion in financing, and prior to the sale to Gilead Sciences, transitioning the company from a research and development focus to a commercial entity with two approved products provides the Board with significant insights into financial strategy and organizational development. Accordingly, Mr. Spiegelman's operational and financial experience benefits the Board as the Company similarly grows and shifts focus from development towards commercialization. Mr. Spiegelman holds an M.B.A. and a B.A. from Stanford University.

Arlene M. Morris

        Ms. Morris, age 59, served as our President and Chief Executive Officer and as a member of our Board of Directors from 2003 through January 2011. From 2001 to 2003, Ms. Morris served as President and Chief Executive Officer at Clearview Projects, an advisory firm to biopharmaceutical and biotechnology companies on strategic transactions. From 1996 to 2001, Ms. Morris served as Senior Vice President of Business Development at Coulter Pharmaceutical, Inc., a pharmaceutical company. From 1993 to 1996, Ms. Morris served as Vice President of Business Development at Scios Inc., a biopharmaceutical company. From 1977 to 1993, Ms. Morris held positions of increasing responsibility at Johnson & Johnson, including Vice President of Business Development for McNeil Pharmaceutical. Ms. Morris serves as a member of the board of directors of MediciNova, Inc., a biopharmaceutical company, and Phenomix Corporation, a biopharmaceutical company, and as a member of the board of directors of the Biotechnology Industry Organization and the Humane Society of Silicon Valley. The Board of Directors believe that Ms. Morris' extensive experience with the Company in connection with her former position as President and Chief Executive Officer brought continuity to the Board and important representation by the management team. Further, Ms. Morris' biotechnology and pharmaceutical experience in her commercial and executive roles provides important background for her leadership skills and operational perspectives on the Board. Ms. Morris holds a B.A. from Carlow College and has studied marketing at Western New England College.

CLASS I DIRECTORS

Kathleen LaPorte

        Ms. LaPorte, age 49, has served as a member of our Board of Directors since 2001 and a member of our Compensation Committee since 2003. Since 2005, Ms. LaPorte has served as Managing Director of New Leaf Venture Partners, a venture capital firm, of which she was a founding partner. From 1994 to 2005, Ms. LaPorte served as General Partner of Sprout Group, a venture capital firm, which she joined in 1993. From 1987 to 1993, Ms. LaPorte served as an employee at Asset Management Company, a venture capital firm, most recently as a Principal. Ms. LaPorte currently serves as a member of the board of directors of ISTA Pharmaceuticals, Inc., a pharmaceutical company, Transcept Pharmaceuticals, Inc., a pharmaceutical company, and several privately held companies. Previously, Ms. LaPorte served as a member of the board of directors of Adeza Biomedical Corporation, a biomedical company, eHealth, Inc, an on-line health insurance brokerage company and VNUS Medical Technologies, a medical device company. The Board of Directors believes that Ms. LaPorte's qualifications for Board membership include her significant experience in serving on boards of directors and understanding the financing and strategic requirements of biopharmaceutical and healthcare companies, in particular aggressive growth venture-backed companies. Ms. LaPorte's background provides the Board additional insight into the perspective of large stockholders. Further, Ms. LaPorte's involvement with the Company since inception provides historical knowledge and continuity to the Board and the Company. Ms. LaPorte holds an M.B.A. from Stanford University Graduate School of Business, and a B.S. from Yale University.

Keith R. Leonard, Jr.

        Mr. Leonard, age 49, has served as a member of our Board of Directors since December 2007 and as a member of our Audit Committee since March 2008. Mr. Leonard is currently President and Chief Executive Officer and a director of Kythera Biopharmaceuticals, a biopharmaceutical company he founded in 2005. Prior to Kythera, Mr. Leonard served 13 years in various roles at Amgen, Inc., a biotechnology company, most recently as Senior Vice President, Amgen Europe from 2001 to 2004. Until February 2011, Mr. Leonard served on the board of directors of ARYx Therapeutics, Inc., a biopharmaceutical company. The Board of Directors believes that Mr. Leonard's qualifications for Board membership include approximately 20 years of operational experience at biotechnology companies, which includes extensive expertise in commercial activities and significant insights into the highly competitive nephrology industry. In particular, Mr. Leonard's experience and knowledge contributes significantly to the Board's understanding of the dynamics of the market for peginesatide, if successfully developed and approved for chronic renal failure. Mr. Leonard holds an M.B.A. from the University of California, Los Angeles; an M.S. in engineering from the University of California, Berkeley; a B.A. in history from the University of Maryland; and a B.S. in engineering from the University of California, Los Angeles.

Christine van Heek

        Ms. van Heek, age 54, has served as a member of our Board of Directors since 2007 and as a member of our Nominating and Corporate Governance Committee since March 2008. Ms. van Heek is currently Managing Director of BIO POINT Group, a business development consulting company she founded in 2003. From 1991 to 2003, Ms. van Heek served in various roles at Genzyme, Inc., a biotechnology company, most recently as Corporate Officer and President, Therapeutics Division. In addition, she has held various sales and marketing positions at Genentech, Inc. and Caremark/HHCA, both biotechnology companies. Ms. van Heek also currently serves on the board of directors for a privately held company. The Board of Directors believe that Ms. van Heek's qualifications for Board membership include 25 years in the healthcare and biotechnology industry, which includes Ms. van Heek's commercial expertise and knowledge of the renal industry and building nephrology pharmaceutical franchises, key areas of focus for commercialization of peginesatide. She received her M.B.A. from Lindenwood University in St. Louis and holds a B.S.N. from the University of Iowa.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP ("E&Y"), as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of the Company's independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. E&Y has audited the Company's financial statements for the fiscal years ended December 31, 2010, 2009 and 2008. Representatives of E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of E&Y as the Company's independent registered public accounting firm. However, the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of E&Y. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for services relating to the fiscal years ended December 31, 2010 and 2009, by E&Y, the Company's current independent registered public accountants.

	Fiscal Year Ended December 31,
	2010	2009
	(in thousands)
Audit Fees(a)	$705	$981
Audit-related Fees(b)	—	—
Tax Fees(c)	81	26
All Other Fees(d)	—	—

Total Fees	$786	$1,007

(a)
Includes fees billed for professional services rendered for the audit and review of interim financial statements for the years ended December 31, 2010 and 2009 and services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)
Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." During the fiscal years ended December 31, 2010 and 2009, E&Y did not provide any audit-related services to us.

(c)
Includes fees billed for professional services for tax compliance, tax advice and tax planning. During the fiscal year ended December 31, 2010, tax fees were related to analyses of changes in ownership and consultation with regard to our application for a U.S. government grant for qualified therapeutic discovery. During the fiscal years ended December 31, 2009, tax fees were related to services provided by E&Y for research and development tax credit studies.

(d)
Includes fees for products and services other than the services described above. During the fiscal years ended December 31, 2010 and 2009, E&Y did not provide any other services to us.

        All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services and audit-related services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by E&Y is compatible with maintaining the independent registered public accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Recently enacted federal legislation (Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act) requires that we include in this proxy statement the opportunity for our stockholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement (sometimes referred to as "Say-on-Pay"). This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers, or NEOs, and the philosophy, policies and practices described in this proxy statement. Accordingly, the following resolution will be submitted for stockholder approval at the annual meeting:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED."

        While this vote is non-binding, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of this vote in considering future executive compensation arrangements.

        As described in detail under "Compensation Discussion and Analysis," the Board of Directors believes that our long-term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The Board of Directors believes that its current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders and encourages you to review carefully the Compensation Discussion and Analysis beginning on page 26 of this proxy statement and the tabular and other disclosures on executive compensation beginning on page 43 of this proxy statement.

        Advisory approval of this Proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting..

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF VOTE REGARDING

EXECUTIVE COMPENSATION

        In accordance with the requirements of the Dodd-Frank Act and Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission, or the SEC, we are including in this proxy statement a separate resolution to request our stockholders to recommend, in a non-binding vote, whether a non-binding stockholder vote to approve the compensation of our NEOs (that is, a vote similar to the non-binding vote in Proposal 3 on page 13) should occur every year, every other year or every three years.

        In considering their vote, stockholders may wish to carefully review the information presented in connection with Proposal 3 on page 13 and the information regarding our compensation policies and decisions regarding our NEOs presented in Compensation Discussion and Analysis beginning on page 26 of this proxy statement.

        We believe a triennial vote on the compensation of our NEOs is most consistent with our approach to compensation. Our reasons include our beliefs that:

  •
  an effective compensation program should incentivize performance over the short- and long-term—for example, some of our restricted stock units grants are performance based and vest upon the occurrence of significant long-term milestones;

  •
  long-term incentives should be a significant component of executive compensation, particularly because the business of drug development and the many actions and decisions of our NEOs that contribute to such effort require a long time horizon before a tangible financial benefit is realized;

  •
  a three-year advisory vote cycle gives our Board sufficient time to thoughtfully consider the results of the advisory vote regarding NEO compensation and to implement any desired changes to our NEO compensation policies and procedures; and

  •
  a three-year advisory vote cycle will provide our stockholders sufficient time to evaluate the effectiveness of our short- and long-term NEO compensation strategies and our related performance.

        Accordingly, we are asking our stockholders to approve, in a non-binding vote, the following resolution in respect of this Proposal 4:

  "RESOLVED, that the stockholders be requested to recommend, in a non-binding vote, whether a non-binding stockholder vote to approve the compensation of the Company's named executive officers should occur every one, two or three years."

        While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company's executive officer compensation practices should be held every year, every other year or every three years. The option among those choices that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

        The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders' concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF "THREE YEARS" ON PROPOSAL 4.

 INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        The NASDAQ Stock Market, or NASDAQ, listing standards require that a majority of the members of a listed company's Board of Directors qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable NASDAQ listing standards: Hollings C. Renton, R. Lee Douglas, Kathleen LaPorte, Keith R. Leonard, Jr., Ted W. Love, Daniel K. Spiegelman, Christine van Heek and John P. Walker. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Neither Arlene M. Morris, the Company's former Chief Executive Officer, nor John A. Orwin, the Company's current Chief Executive Officer, have been considered independent directors by virtue of their employment with the Company.

BOARD LEADERSHIP STRUCTURE

        The Board of Directors of the Company has had an independent chairman, or prior to December 2009, a lead independent director who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board chair or lead has substantial ability to shape the direction and focus of the Board. The Company believes that separation of the positions of Board chair or lead director position from the Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board chair or lead creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management's accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board chair or lead position can enhance the effectiveness of the Board as a whole.

DIVERSITY

        Diversity in professional experience, skills and other individual qualities and attributes that contributes to board heterogeneity as well as race, gender and national origin are factors, among others, that the Board typically takes into account and seeks to foster in identifying nominees so that members represent different viewpoints and backgrounds.

RISK OVERSIGHT

        The Board's role in the Company's risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The Board or the appropriate Committee receives these reports from the appropriate members of management to enable it to monitor our risk management and risk mitigation strategies. Committees regularly provide reports on the discussion to the full Board during the Committee reports portion of the next Board meeting. This enables to the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee reviews with management and our auditors to the extent appropriate the Company's guidelines and policies with respect to risk assessment and risk management, including, if any, major exposure relating to the Company's financial or tax-related matters and information technology security and controls, and the steps taken by management to monitor and control these exposures. Apart from the matters of financial oversight and reporting and conflict of interest compliance that are reviewed with the Audit Committee, the Nominating and Corporate Governance Committee, as part of its charter, periodically reviews with management as appropriate. legal and regulatory compliance matter, including areas relating to healthcare compliance.

        The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. The Company believes that the risks arising from our overall compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. During the last fiscal year, the Compensation Committee, with the assistance of its independent compensation consultants, reviewed the executive compensation program and determined that the design of the compensation policies, including the components, weightings and focus of the elements of executive compensation do not encourage management to assume excessive or inappropriate risks.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met 10 times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served (for meetings that were held during the period for which he or she was a director or committee member). As required under applicable NASDAQ listing standards, in fiscal 2010, the Company's independent directors met in regularly scheduled executive sessions at which only independent directors were present.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three standing committees, each of which is composed of independent members: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides committee membership and meeting information for fiscal 2010 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Arlene M. Morris(1)
Hollings C. Renton					X	*
R. Lee Douglas(2)			X
Kathleen LaPorte(2)			X
Keith R. Leonard, Jr(2).	X
Ted W. Love, M.D.	X
Daniel K. Spiegelman	X	*
Christine van Heek(2)					X
John P. Walker			X	*	X
Total meetings in fiscal 2010	7		10		5

*
Committee Chairperson

(1)
Ms. Morris stepped down from the Board, and Mr. Orwin was appointed to the Board, in February 2011.

(2)
Upon Mr. Douglas' departure from the Board expected in connection with the annual meeting on May 25, 2011, it is expected that Ms. LaPorte will join the Audit Committee and step down from the Compensation Committee while Mr. Leonard will join the Compensation Committee and step down from the Audit Committee. At such time, it is expected that Ms. van Heek will also join the Compensation Committee.

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions.

        The Audit Committee, among other things:

  •
  evaluates the performance of and assesses the qualifications of the independent registered public accounting firm;

  •
  determines and approves the engagement of the independent registered public accounting firm;

  •
  determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

  •
  reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

  •
  monitors the rotation of partners of the independent registered public accounting firm on the Company's audit engagement team as required by law;

  •
  reviews and approves or rejects transactions between the Company and any related persons;

  •
  confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting;

  •
  establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  meets to review the Company's annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The Audit Committee is currently composed of three directors: Mr. Spiegelman, Dr. Love and Mr. Leonard. The Audit Committee met seven times during the 2010 fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on the Company's website at http://www.affymax.com; however, information found on our website is not incorporated by reference into this proxy statement.

        The Board of Directors reviews the NASDAQ standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 5606(c)(2)(A) of the NASDAQ standards). The Board of Directors has also determined that Mr. Spiegelman qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Spiegelman's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer and other financial positions for public reporting companies. Upon Mr. Douglas' departure from the Board expected in connection with the annual meeting on May 25, 2011, it is expected that Ms. LaPorte will join the Audit Committee and Mr. Leonard will step down from the Audit Committee.

Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 830), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants' independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Mr. Daniel K. Spiegelman Mr. Keith R. Leonard, Jr. Dr. Ted W. Love

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and overseeing all aspects of corporate governance functions and certain aspects of legal and regulatory compliance, including the healthcare area. The Nominating and Corporate Governance Committee is currently composed of three directors: Mr. Renton, Mr. Walker and Ms. van Heek. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2 of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met five times during the fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company's website at http://www.affymax.com; however, information found on our website is not incorporated by reference into this proxy statement.

        The Board of Directors and the Company seek to maintain a Board composed of members who can actively and productively contribute to the success of the Company. Accordingly, the Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board and the perceived needs of the Company in the future. This assessment includes consideration of issues of, among other things, judgment, diversity, age, skills, background and industry knowledge. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current composition of the Board and the Company, with a view to increasing the overall balance of knowledge, experience and capability of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any relationships or transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. In the past, the Nominating and Corporate Governance Committee has typically engaged the services of a professional search firm to compile a list of potential candidates, but has also considered other candidates, if it deems appropriate. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Board of Directors believes that the Nominating and Corporate Governance Committee is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board and delegated responsibility for consideration of director candidates, including those submitted by stockholders, according to practices and procedures the Nominating and Corporate Governance Committee considers appropriate within the scope of its charter.

Compensation Committee

        The Compensation Committee is currently composed of three directors: Messrs. Walker and Douglas and Ms. LaPorte. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Compensation Committee met five times during the fiscal year ended December 31, 2010. The Compensation Committee has adopted a written charter that is available to stockholders on the Company's website at http://www.affymax.com; however, information found on our website is not incorporated by reference into this proxy statement. Upon Mr. Douglas' departure from the Board and Compensation Committee expected in connection with the annual meeting on May 25, 2011, it is expected that Mr. Leonard and Ms. van Heek will join the Compensation Committee and Ms. LaPorte step down from the Compensation Committee.

        The functions of the Compensation Committee include, among other things:

  •
  determining the compensation and other terms of employment of our executive officers and senior management and reviewing and approving in conjunction with the Board, corporate performance goals and objectives relevant to such compensation,

  •
  evaluating and recommending to our board of directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs,

  •
  reviewing and recommending to our board of directors the compensation of our directors,

  •
  reviewing and approving appropriate insurance coverage for our officers and directors, and

  •
  reviewing and approving the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers.

        The Compensation Committee also reviews and discusses with management the Company's Compensation Discussion and Analysis and considers whether to recommend to the Board of Directors that it be included in the proxy statement and other filings.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with members of management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his or her compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        During 2010, the Compensation Committee retained the services of Radford Surveys + Consulting, or AON Radford, to advise on executive and Board of Directors compensation, including assessing pay philosophy, identifying a peer group of companies, benchmarking compensation levels for executive positions, reviewing equity trends within the life sciences industry, and developing recommendations for salary, incentives and equity compensation to align our business strategy, compensation programs and market practices.

        The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2010 are described in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        In August 2001, a group of several venture firms created the Company as an independent company—a spin out of GlaxoSmithKline. Ms. LaPorte was affiliated with one of the founding venture firms and, in the early stages of the Company's formation, acted as an officer in various capacities until February 2002.

        None of the Company's executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. The Company has had a Compensation Committee since 2003. Prior to establishing the Compensation Committee, our full Board of Directors made decisions relating to compensation of our executive officers.

Compensation Committee Report(1)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Mr. John P. Walker Ms. Kathleen LaPorte Mr. R. Lee Douglas

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 Act, as amended.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Company's Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors c/o Corporate Secretary of Affymax, Inc., 4001 Miranda Avenue, Palo Alto, CA 94304. All relevant stockholder communications will be compiled by the Secretary of the Company and submitted to the Chairman of the Board and, if appropriate, to the entire Board. All communications directed to the Audit Committee in accordance with the Company's Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted the Affymax, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.affymax.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver of a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        Our executive officers and key employees and their respective ages and positions are as follows:

Name	Age	Position
John A. Orwin	46	Chief Executive Officer and Director
Arlene M. Morris	59	Former President, Chief Executive Officer and Director
Paul B. Cleveland	54	Former Executive Vice President, Corporate Development and Chief Financial Officer
Herb Cross	39	Chief Financial Officer
Anne-Marie Duliege, M.D., M.S.	51	Chief Medical Officer
Jeffrey H. Knapp	45	Chief Commercial Officer
Kay Slocum	64	Senior Vice President, Human Resources
Robert F. Venteicher, Ph.D.	65	Senior Vice President, Technical Operations
Christine Conroy, Pharm.D.	50	Vice President, Regulatory Affairs and Clinical Quality Assurance
Tracy J. Dunn, Ph.D., J.D.	48	Vice President, Intellectual Property and Legal Affairs
Carol A. Francisco, Ph.D.	59	Vice President, Biostatistics and Data Management
Grace U. Shin, J.D.	46	General Counsel
Sylvia Wheeler	50	Vice President, Corporate Communications

Non-Director Executive Officers and Key Employees

        Paul B. Cleveland served as our Executive Vice President, Corporate Development and Chief Financial Officer from January 2006 through February 2011. From April 2004 to December 2005, Mr. Cleveland served as a Managing Director at Integrated Finance, Ltd., an investment bank. From September 1996 to April 2003, Mr. Cleveland served as a Managing Director at J.P. Morgan Chase and Co. (and a predecessor firm, Hambrecht & Quist), an investment bank. From January 1993 to September 1996, Mr. Cleveland was a partner at Cooley Godward LLP, a law firm. From December 1988 to December 1992, he was a corporate attorney at Sidley & Austin LLP, a law firm, and from September 1981 to November 1988, he was a corporate attorney at Davis Polk & Wardwell, a law firm. Mr. Cleveland serves as a member of the board of directors of Sangamo BioSciences, Inc., a biotechnology company. Mr. Cleveland holds a J.D. from Northwestern University School of Law and an A.B. from Washington University in St. Louis.

        Herb Cross has served as our Chief Financial Officer since March 2011. From November 2010 to March 2011, Mr. Cross served as our Chief Accounting Officer and Vice President, Finance. From 2008 to 2010, Mr. Cross held multiple positions including Vice President, Finance for Facet Biotech Corporation, a public clinical-stage biotech company. From 2006 to 2008, Mr. Cross was corporate controller at PDL BioPharma, a public bio-pharmaceutical company. From 1999 to 2006, Mr. Cross held positions of increasing responsibility, including Vice President, Finance, at Neoforma, Inc., a public e-commerce software company. Mr. Cross also served as manager, Assurance and Business Advisory Services at Arthur Andersen, LLP, an independent registered public accounting firm. Mr. Cross earned a B.S. from the Haas School of Business at the University of California, Berkeley.

        Anne-Marie Duliege, M.D., M.S. has served as our Chief Medical Officer since July 2007 and prior to that served as Vice President, Clinical, Medical and Regulatory Affairs since 2004. Since 1998, Dr. Duliege has also practiced medicine at the Lucille Packard Children's Hospital at Stanford University Medical Center. From 1992 to 2004, Dr. Duliege served in various positions at Chiron Corporation, a biotechnology company, most recently as Senior Medical Director. Dr. Duliege holds an M.D. and M.S. from Paris Medical School and an M.S. from Harvard School of Public Health.

        Jeffrey H. Knapp has served as our Chief Commercial Officer since July 2006. From November 2005 to April 2006, Mr. Knapp served as Senior Vice President, Sales and Marketing at Abgenix, Inc., a biopharmaceutical company. From October 2004 to July 2005, Mr. Knapp served as Vice President, Sales and Marketing, North America at Pharmion Corporation, a pharmaceutical company. From November 2001 to October 2004, Mr. Knapp served as Vice President, U.S. sales and marketing at EMD Pharmaceuticals, a division of Merck KGaA, a pharmaceutical company. He has also held sales, marketing and business development positions at Eli Lilly and Company and Schering-Plough Corporation, both pharmaceutical companies. Mr. Knapp holds a B.A. from Wittenberg University.

        Kay Slocum has served as our Senior Vice President, Human Resources since June 2006. From 2003 to 2006, Ms. Slocum served as a human resources consultant to us. From 2001 to 2003, Ms. Slocum served as Vice President, Human Resources of Deltagen, Inc., a biotechnology company. She also served as a Vice President of Human Resources at Corixa Corporation (formerly Coulter Pharmaceutical), a biotechnology company. Earlier in her career, Ms. Slocum served as Manager of Corporate Employee Development for Varian Associates and Management Consultant for Coulter Corporation, a biotechnology company. Ms. Slocum holds a B.A. from Southern Illinois University and an M.S. from Loyola University of Chicago.

        Robert F. Venteicher, Ph.D. has served as our Senior Vice President, Technical Operations since June 2008 and prior to that served as Vice President, Technical Operations since August 2007. From 1995 to 2007, Dr. Venteicher held several positions at Elan Pharmaceuticals, Inc., a pharmaceutical company, most recently as Vice President, R&D Quality and Compliance. From 1992 to 1995, Dr. Venteicher held several positions at Univax Biologics, Inc., a pharmaceutical company, including Vice President, Quality Assurance/Quality Control. From 1988 to 1992, Dr. Venteicher was Head, R&D Pharmaceutical Quality Control and Associate Director of Bioprocess and Analytical Development at Centocor Inc., a biotechnology company. Dr. Venteicher also held scientific and management positions with increasing responsibilities during his 10-year tenure at Hoffmann LaRoche, Inc., a pharmaceutical company. Dr. Venteicher holds a Ph.D. in chemistry from Pennsylvania State University and a B.S. in chemistry from Iowa State University. Dr. Venteicher completed postdoctoral training in biochemistry and biophysics at Johnson Research Foundation, University of Pennsylvania.

        Christine Conroy, Pharm.D. has served as our Vice President, Regulatory Affairs and Clinical Quality Assurance since July 2007. From 2004 to 2006, Dr. Conroy served as our Senior Director, Regulatory Affairs, and from 2006 to 2007 as our Executive Director, Regulatory Affairs. From 2002 to 2004, Dr. Conroy served as senior director, Regulatory Affairs, for Genitope Corporation, a biotechnology company. From 1995 to 2001, Dr. Conroy held several positions at Roche Global Development, a pharmaceutical company, including Regulatory Program Director with global responsibilities. From 1989 to 1994, Dr. Conroy held several positions at Syntex Laboratories, a pharmaceutical company including Manager of Medical Services Department, Drug Information Service. From 1982 to 1989, Dr. Conroy served as Staff Pharmacist at St. Luke's Hospital in Colorado. She holds a Pharm.D. from the University of Kansas, School of Pharmacy, and a B.S. in pharmacy from the University of Colorado, School of Pharmacy.

        Tracy J. Dunn, Ph.D., J.D. has served as our Vice President, Intellectual Property and Legal Affairs since 2002. From 1996 to 2002, Dr. Dunn served as Director of Intellectual Property at Aviron, a biotechnology company, and subsequently at Medimmune Vaccines, Inc., a biotechnology company. From 1991 to 1996, Dr. Dunn was a patent attorney at Townsend and Townsend and Crew in Palo Alto, California. Dr. Dunn holds B.S., Ph.D. and J.D. degrees from the University of Wisconsin, where he also completed a National Cancer Institute post-doctoral research fellowship.

        Carol A. Francisco, Ph.D. joined as our Vice President, Biostatistics & Data Management in April 2008. Prior to joining the Company, Dr. Francisco was Vice President of Biostatistics at ICON Clinical Research, Inc., a clinical research organization since 2000. From 1995 to 1999, Dr. Francisco held the position of Vice President, Biostatistics and Data Management at Pacific Research Associates, Inc., a contracts services company. From 1994 to 1995, Dr. Francisco served as Director, Biostatistics Department at Hoffman-La Roche, Inc., a pharmaceutical company. From 1986 to 1994, Dr. Francisco was Department Head, Biostatistics Department at Syntex Laboratories, Inc., a pharmaceutical company. Dr. Francisco holds a Ph.D. in statistics from Iowa State University, a M.A. in psychology from Western Washington University and a B.A. from Western Washington State College.

        Grace U. Shin, J.D. has served as our General Counsel since June 2008 and prior to that served as Vice President, Legal Affairs and Corporate Counsel since October 2006. From May 1997 to April 2006, Ms. Shin served as Corporate Counsel to FibroGen, Inc., a biotechnology company, and since 2000 held the position of Vice President of Legal Affairs and Corporate Counsel. From 1992 to 1997, Ms. Shin was a corporate attorney at Pacific Gas & Electric Company, a public utility. From to 1989 to 1992, Ms. Shin was a business associate at Cooley Godward LLP, a law firm. Ms. Shin holds a J.D. from the University of Michigan Law School and a B.A. from the University of Michigan School of Business Administration.

        Sylvia Wheeler has served as our Vice President, Corporate Communications since April 2010 and prior to that served as our executive director, Corporate Communications since January 2007. From 2004 to 2007, Ms. Wheeler served as senior director, Corporate Communications, for Depomed, Inc., a specialty pharmaceutical company. From 2000 to 2003, Ms. Wheeler served as director, Corporate Communications, for Cerus Corporation, a biomedical products company. From 1997 to 2000, Ms. Wheeler served as director, Corporate Communications, for Coulter Pharmaceutical, Inc., a biotechnology company. From 1995 to 1997, she served as director, corporate relations and planning, Connetics Corporation, a specialty pharmaceutical company. Ms. Wheeler serves as a member of the board of directors for the National Kidney Foundation Northwestern U.S. Division. She earned her MBA from the University of San Francisco and a B.A. in Biology from San Francisco State University.

        There are no family relationships among any directors or executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Company's executive compensation program is intended to align executive goals and rewards with the Company and stockholder goals and progress as the Company advances as a biopharmaceutical company. This description of compensation policies and practices applies to Ms. Morris (former Chief Executive Officer), Mr. Orwin (in his former capacity as President and Chief Operating Officer prior to his promotion to Chief Executive Officer in 2011), Mr. Cleveland (former Executive Vice President of Corporate Development and Chief Financial Officer), Dr. Duliege (Chief Medical Officer) and Dr. Venteicher (Senior Vice President of Technical Operations), who are collectively referred to as the "named executive officers."

Role of our Compensation Committee

        The Compensation Committee acts on behalf of the Board in fulfilling the Board's responsibilities to oversee the Company's compensation policies, plans and programs, and to review and determine the compensation to be paid to the Company's executive officers and directors; compensation includes salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans. The Compensation Committee is composed entirely of non-employee directors.

        Historically, the Compensation Committee has evaluated corporate performance objectives and made adjustments to annual compensation and determined bonus and equity awards at one or more meetings held during the first quarter of the year or at the end of the preceding year. However, the Compensation Committee may modify its schedule for compensation actions depending upon the timing of important events or as circumstances arise. For instance, since the announcement of our Phase 3 data from the peginesatide clinical program in June 2010, we experienced a severe decline in our stock price. This decline substantially reduced the retention value of equity held by our executives, while our need to retain our leadership team remains during these challenging times. We continue to pursue development of peginesatide for treatment of dialysis patients with anemia associated with chronic renal failure and are planning to submit a New Drug Application, or NDA, with the U. S. Food and Drug Administration, or the FDA, in the second quarter of 2011. As a consequence, the Compensation Committee chose to evaluate and recommend equity grants with a significant component of milestone-driven performance-based vesting in September 2010 rather than to delay until the annual performance schedule. During the annual performance evaluation, the Compensation Committee determined not to make equity grants at year-end.

        The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as broader strategic issues, including the effectiveness of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation in the life sciences industry and at peer companies, at various meetings throughout the year. Generally, the Compensation Committee's process focuses on two related elements: the evaluation of performance objectives, both for the individual and for the Company, and the determination of compensation levels taking into consideration the target compensation for the individual based on industry surveys and the overall performance against objectives. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of performance is conducted by the Compensation Committee, which proposes to the Board adjustments to compensation as well as awards to be granted.

        For additional information relating to the composition, role and responsibilities of the Compensation Committee, see "Information Regarding the Board of Directors and Corporate Governance—Committees of the Board of Directors—Compensation Committee."

Compensation Program Objectives

        The Company's executive compensation program is designed to achieve the following objectives:

  •
  attract and retain talented and experienced executives in an extremely competitive labor market of biotechnology and pharmaceutical companies located in Northern California;

  •
  motivate and reward key contributors whose knowledge, skills and performance are critical to growing our business and advancing our product candidate, peginesatide, through development and the regulatory review process towards commercialization;

  •
  provide a compensation package that includes performance-based rewards and aligns rewards with accomplishment of Company objectives;

  •
  provide performance-based rewards for the accomplishment of planned Company's and/or individual's achievement of goals;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to the Company's progress and achievement of Company goals; and

  •
  foster teamwork and a shared commitment among executives to overall corporate progress by aligning the Company's and their individual goals.

Components of the Executive Compensation Program

        For 2010, the principal components of the Company's executive compensation program consisted of:

  •
  base salary;

  •
  eligibility for an annual cash bonus;

  •
  equity incentives primarily in the form of stock options and restricted stock units, or RSUs; and

  •
  severance protection.

        The Company utilizes short-term compensation, including base salary and cash bonuses, to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, to meet competitive market conditions, and to motivate and reward key executives to perform. The Company may award annual performance bonuses of up to a percentage of the employee's base salary depending upon achievement of annual goals and objectives. In 2010, the target bonus amounts for our former Chief Executive Officer was up to 60% of base salary and between 35%-50% of base salary for the other named executive officers. The Chief Executive Officer's bonus is based solely on the goals of the Company, and the other named executive officers' bonuses are based on a combination of Company and individual goals. In addition, equity incentives, through the grant of stock options and RSUs, are designed to directly align interests of the named executive officers with the interests of the stockholders over the long-term and encourage the growth of stockholder value through upside potential. Historically, the Company targets maintenance of equity ownership levels for the Chief Executive Officer consistent with ownership levels of Chief Executive Officers of peer companies.

Competitive Market Review

        The Compensation Committee annually reviews executive compensation of the named executives officers with those reported for peer companies in the Northern California biotechnology and pharmaceutical industry to ensure that total compensation (base salary, annual bonus targets, and stock ownership) is market competitive, based on business and individual performance, and fair, based on internal equity in pay practices. The Company participates in an annual, national survey of executive compensation of approximately 327 biotechnology and pharmaceutical companies conducted by AON Radford. During 2010, the Compensation Committee retained the services of AON Radford to advise on executive and Board of Directors compensation, including assessing pay philosophy, identifying a peer group of companies, benchmarking compensation levels for executive positions, reviewing equity trends within the life sciences industry, and developing recommendations for salary, incentives and equity compensation to align our business strategy, compensation programs and market practices.

        The group of peer companies is reviewed annually and updated by the Compensation Committee based on the criteria of similarly-sized companies by market capitalization, employee size, stage of development, and companies with which the Company regularly competes for talent. Twenty-nine public biotechnology and biopharmaceutical companies were in the selected peer group for the 2010 compensation review and benchmarking process: Alexza Pharmaceuticals, Allos Therapeutics, AMAG Pharmaceuticals, Arena Pharmaceuticals, Ariad Pharmaceuticals, Cadence Pharmaceuticals, Cytokinetics, Cytori Therapeutics, Depomed, Dyax, Exelixis, Geron, Idenix, InterMune, Jazz Pharmaceuticals, Ligand Pharmaceuticals, MAP Pharmaceuticals, Medivation, Momenta Pharmaceuticals, Orexigen, Pain Therapeutics, Rigel Pharmaceuticals, Sangamo BioSciences, Seattle Genetics, Targacept, Theravance, XenoPort and ZymoGenetics.

        As the Company competes with larger biotechnology and pharmaceutical companies for talent in Northern California, a very competitive labor market, the Company's philosophy is to use a guideline total compensation target generally at the 60th percentile of compensation compared to peer company data for benchmarked, comparable positions. For 2010, this represented approximately a 3.5% overall increase in base salary over 2009, including market adjustments. This approach applies to the named executive officers and generally to all positions company-wide, except that individual pay may range substantially below or above those percentiles and percentages depending upon job function, scope of responsibility, individual performance and experience, skills, contribution, and competitive market factors when, in the judgment of management and the Compensation Committee, with respect to executive officers, the value of the individual's experience, performance and specific skills-justified variation. As a result, competitively superior pay is given to the superior performers and the compensation increases target the strongest performers.

Performance and Compensation Process

        At the beginning of each year, the Board of Directors in consultation with the Chief Executive Officer establishes corporate objectives that it believes are the most significant goals for the Company in the upcoming year that are critical to the success of the Company in the short and long-term. These corporate objectives normally include departmental, functional goals as well as project-based, cross-functional goals. Typically our corporate objectives include associated target achievement dates, usually based on calendar quarters. Although there is a mid-year review, consistent with the compensation philosophy established by the Board, the objectives, once established, do not generally change during the year but rather significant unforeseen obstacles or changes in circumstances outside of the control of management may be taken into account in the assessment of the results. The Company does not disclose the specific goals as they contain competitively sensitive information and are not material to an understanding of compensation awards to the named executive officers. In 2010, the corporate objectives included those as outlined in the below table:

Performance Category	Performance Objective	2010 Percentage Weighting Targeted	2010 Percentage Result Assessed
Clinical	Complete database lock of the peginesatide Phase 3 clinical program for chronic renal failure before end of May 2010	10%	5% (as adjusted)
NDA Preparation	Complete submission of the peginesatide NDA during 2010 and acceptance by the FDA by February 2011	50%	0%
Medical Affairs	Complete scientific presentations relating to the Phase 3 clinical program data	1.25%	1.25%
	Initiation of Phase 3B trials before December 31, 2010	3.75%	0%
Commercial	Achieve certain peginesatide U.S. strategic and planning commercialization goals in support of the renal indication before December 31, 2010	15%	15%
Strategic Objectives	Complete certain validation related steps and production goals relating to manufacture of peginesatide active pharmaceutical ingredient (API)	10%	10%
	Achieve specified operating expense limits for 2010	10%	10%
	Totals:	100%	41.25%

        The Compensation Committee considers actual results against the specific deliverables associated with the corporate objectives, the extent to which each goal was a significant stretch goal for the organization, whether significant unforeseen obstacles or changes in circumstances outside of the control of management altered the expected difficulty of achieving the goal or modified the desired results, and the extent to which economic assumptions underlying the performance targets were accurate. The corporate objectives established by the Board in 2010 were intended to be value-building and moderately difficult to achieve, but also included a stretch performance objective to increase financial resources with the understanding that accomplishment of such objective would be extremely difficult to achieve based on the recent economic environment. The objectives did not change during the year, but the Compensation Committee, in reviewing the achievement at the end of the year, exercised discretion to recommend that percentage weightings assigned to certain goals that were no longer considered significant to the success of the Company, as determined by the Board of Directors, could be allocated to the achievement of other objectives that had more significance in light of the determination that the original objective was no longer applicable. Accordingly, the Board determined that the Company achieved 41.25% of its objectives for 2010, as summarized above. Historically, the Board determined that the Company achieved the following levels with respect to its corporate objectives:

Year	Percentage of Corporate Objectives Achieved
2005	90.0%
2006	85.0%
2007	82.25%
2008	110.0%
2009	93.7%

        Accordingly, although the Compensation Committee measures performance of the specific goals within the categories, the performance determination by the Compensation Committee for a particular category is based on the Compensation Committee's assessment of the overall performance for the year, whether or not all of the specific goals have been achieved, and forming the basis for the Board recommendation of achievement of the corporate objectives.

        Ms. Morris' bonus compensation was generally based entirely (100%) on the achievement level of the corporate objectives, but was subject to adjustment by the Board based upon its assessment of performance by Ms. Morris, the management team or the organization overall. Each of the other named executive officers' performance was generally evaluated against a combination of corporate objectives and specific individual objectives related to the named executive officer's functional responsibilities. The individual performance objectives are generally designed to align the goals of the named executive officer and his or her department in support of the corporate objectives and development of the organization. The named executive officers other than Ms. Morris received their bonuses based on a mix of corporate objectives ranging from 75% to 80% of the total bonus calculation.

        For 2010, the individual performance objectives for Mr. Orwin primarily related to strategic activities and planning, leadership activities, collaboration management and organizational development. Mr. Cleveland's 2010 individual performance objectives related primarily to financial performance, strategic activities and investor relations matters, including management of expense targets through the year. Dr. Duliege's 2010 individual performance objectives related primarily to, among other things, clinical, pre-clinical, regulatory and medical affairs leadership activities for peginesatide, including development of the regulatory strategy and preparation of the NDA for submission to the FDA planned for 2011. Dr. Venteicher's 2010 individual performance objectives related primarily to the accomplishment of certain testing and validation related steps and production goals relating to manufacture of peginesatide active pharmaceutical ingredient (API), and ensuring supply of drug substance for clinical and other purposes, in addition to collaboration related activities, and preparation of portions of the peginesatide NDA.

        At the end of each year, the Chief Executive Officer and the other named executive officers typically prepare a written self-assessment of their individual performances during the year which is considered by their supervisor or in the case of the Chief Executive Officer, the Compensation Committee and the Board, as part of the full assessment of performance. In the case of the Chief Executive Officer's performance, the Compensation Committee also includes individual assessments by the Board members (other than Ms. Morris) and provides a summary and recommendation to the Board in conjunction with its assessment of accomplishments of corporate objectives. For the other named executive officers, the Chief Executive Officer presents to the Compensation Committee management's assessment of each named executive officer's performance during the year, including recommended percentage for the individual performance factor based on the achievement of such individual's specific performance objectives and a summary of the accomplishments in the related functional area of responsibility. At the end of 2010 and in early 2011, Ms. Morris assessed the performance of the other named executive officers and reviewed their individual accomplishments with the Compensation Committee. In general, individual performance is evaluated based on a combination of demonstrated leadership and the achievement of operational, functional or product specific goals. The Compensation Committee reviewed the individual accomplishments in conjunction with Ms. Morris for the other named executive officers to determine the recommendation of the individual performance factor. The Compensation Committee takes into consideration the accomplishment of the individual performance objectives as well as the achievement of the corporate goals in formulating its assessment of the performance factors that impact the annual bonuses and other compensation recommendations to the Board of Directors.

        Based on the recommendations and assessment by the Compensation Committee, the Board of Directors approved in January 2011, annual bonus payments for 2010 performance by the named executive officer. The following table summarizes the total annual bonus payment, including the company and individual performance weightings used to calculate the total annual bonus payment to each named executive officer:

	Target Annual Bonus		Company Performance		Individual Performance		Total Annual Bonus Payments
Named Executive Officer	% of Salary	Dollar amounts	Company Performance Factor	Weighting	Individual Performance Factor	Weighting	% of Salary	Dollar amounts
Arlene M. Morris	60%	$327,000	41.25%	100%	—	—	24.8%	$134,888
John A. Orwin	50%	$210,000	41.25%	80%	100%	20%	26.5%	$111,300
Paul B. Cleveland	35%	$121,046	41.25%	75%	75%	25%	17.4%	$60,145
Anne Marie Duliege, M.D., M.S.	35%	$130,970	41.25%	75%	50%	25%	15.2%	$56,890
Robert F. Venteicher, Ph. D.	35%	$112,648	41.25%	75%	82%	25%	18%	$57,943

        In addition, in determining the long-term incentive component of executive compensation, the Compensation Committee considers the Company's performance and the attainment of individual performance objectives, the value of similar incentive awards and grant levels as a percent of shares outstanding given to executive officers at peer companies, the awards given to the named executive officers in past years, and percentage ownership which is vested and unvested. The Compensation Committee reviews the equity guidelines recommended by AON Radford developed to target the 60th percentile of compensation compared to peer company data. Information is provided in the ranges around such percentile to allow the Compensation Committee to assess possible adjustments from the target level. These recommended guidelines balance competitive equity grant values and grant levels as a percent of shares outstanding. The Compensation Committee views equity compensation as the basis for long-term incentive compensation. Historically, based on this philosophy, equity grants are made annually in conjunction with base salary adjustments and cash bonus compensation for each executive officer. The level of equity grants are determined based upon consideration of such executive officer's vested and unvested percentage ownership of the Company, relative to the equity grant values and percentage ownership of such executive officer's peers working at peer companies, and an evaluation of such executive officer's individual performance.

        In order to address the reduced retention value of equity held by our executives in connection with the severe decline in our stock price in mid-2010, the Compensation Committee chose to evaluate and recommend equity grants in September 2010 rather than to delay decisions until the annual performance schedule later in the year. The Compensation Committee established guidelines for AON Radford to consider in the evaluation of retention grant recommendations for the named executive officers. These guidelines prioritized the use of equity incentives with significant retention value, performance elements to align management with long-term stockholder related outcomes, avoidance of cash usage and the management of the overall equity burn rate. Using these guidelines, AON Radford formulated equity recommendations and in an effort to be competitive from a percentage ownership basis, the Compensation Committee recommended retention awards using time-based stock option grants and milestone-driven performance-based restricted stock units. Based on the Compensation Committee recommendations, in September 2010, the Board of Directors approved equity grants for each named executive officer pursuant to the 2006 Equity Incentive Plan as summarized in the following table:

Named Executive Officer	Stock Options(1)	RSUs(2)
Arlene M. Morris	100,000 shares	75,000 shares
John A. Orwin	80,000 shares	60,000 shares
Paul B. Cleveland	40,000 shares	30,000 shares
Anne Marie Duliege, M.D., M.S.	40,000 shares	30,000 shares
Robert F. Venteicher, Ph. D.	40,000 shares	30,000 shares

(1)
The stock options vest and become exercisable in a series of forty-eight (48) successive equal monthly installments over the four (4) year period measured from September 22, 2010. The stock options have an exercise price of $5.83 per share, the closing price of the Company's Common Stock as reported by The NASDAQ Global Market on the date of grant.

(2)
The RSUs are milestone-driven performance based and vest (i) 50% upon the acceptance by the FDA for the NDA for peginesatide and (ii) 50% upon product launch for peginesatide.

        In addition, the Board approved amendments to the employment agreements for the aforementioned executive officers so that in the event of a change of control of the Company and involuntary termination within 12 months, the officer would have the right to exercise any stock option until the earlier of three years (extended from one year) following the date of termination or expiration of the term of any such option.

  Executive Compensation Actions

        The Compensation Committee's recommendation of annual base salary increases, equity grants, and performance bonuses to the named executive officers were made to the independent members of the Board of Directors after reviewing the performance of such named executive officers, taking into consideration the achievement of the Board-approved corporate objectives, as well as the analysis by AON Radford, which included a comparison to the benchmark data of corresponding executive positions in the identified peer companies. Ms. Morris is not permitted to be present during the deliberations regarding her compensation.

        Based on the recommendations and assessment by the Compensation Committee, the Board of Directors approved the following:

Arlene M. Morris, former Chief Executive Officer

  Actions for 2010

  •
  Base Salary.  In January 2010, a $18,445 increase in 2010 base salary to $545,000 effective January 1, 2010, which represented a 3.5% increase from the prior year's salary to align her base salary at approximately the 60th percentile level of identified peer company data.

  •
  Equity Incentives.  In January 2010, Ms. Morris was granted stock options exercisable for 90,000 shares with an exercise price of $24.50 per share. The number of stock options granted was consistent with the guidelines recommended by AON Radford and in recognition of high level of corporate performance for 2009 as well as the retention value considering the fact that Ms. Morris' existing options were significantly vested. The stock options vest in 48 equal monthly installments over the four year period beginning on January 1, 2010.

  •
  In September 2010, Ms. Morris was granted stock options and restricted stock units as outlined in the table above.

  •
  Annual Performance Bonus.  In January 2011, Ms. Morris was awarded a cash bonus of $134,888 related to 2010 performance.

  Actions for 2011

        Transition Arrangement.    In January 2011, Ms. Morris's resignation was announced and to support the leadership transition beginning upon her resignation of employment from the Company through September 30, 2011, Ms. Morris has agreed to provide consulting services. For such consulting services, she will be eligible to receive approximately $90,832 of fees during this eight (8) month period.

        In addition, under the terms of the mutually agreed transition and in accordance with the terms of her employment agreement, Ms. Morris received cash severance payments equal to twelve (12) months of current base salary, $545,000, and reimbursement for up to twelve months (12) of COBRA premiums. Further, Ms. Morris will have the right to exercise any vested stock option shares that have been granted to her until the earlier of one year following the date of termination of her consultancy or the expiration of the term of any such option.

John A. Orwin, President and Chief Operating Officer

  Actions for 2010

  •
  Base Salary and New Hire Compensation.  Mr. Orwin joined the Company in April 2010 with a base salary of $420,000. and received a new hire grant for stock options exercisable for 220,000 shares with an exercise price of $22.70 per share. The stock options vest in the amount of 25% on April 11, 2011 and thereafter in a series of thirty-six (36) successive equal monthly installments over the remainder of the four (4) year period measured from April 12, 2010.

  •
  Equity Incentives.  In September 2010, Mr. Orwin was granted stock options and restricted stock units as outlined in the table above.

  •
  Annual Performance Bonus.  In January 2011, Mr. Orwin was awarded a cash bonus of $111,300 related to 2010 performance.

  Actions for 2011

  •
  Promotion Adjustments.  In connection with Mr. Orwin's appointment to the Chief Executive Officer position effective February 1, 2011, Mr. Orwin's base salary increased to $510,000, his target bonus eligibility increased to up to 60% of base salary based on performance of corporate objectives and he received a grant of stock options exercisable for 300,000 shares with an exercise price of $6.90 per share and restricted stock units for 100,000 shares. The stock options vest in 48 equal monthly installments over the four year period beginning on February 1, 2011 and the awards vest in three equal annual installments over the three year period beginning February 1, 2011.

Paul B. Cleveland, former Executive Vice President, Corporate Development and Chief Financial Officer

  Actions for 2010

  •
  Base Salary.  In January 2010, a $11,695 increase in 2010 base salary to $345,847 effective January 1, 2010, which represented a 3.5% increase from the prior year's salary.

  •
  Equity Incentives.  In January 2010, Mr. Cleveland was granted stock options exercisable for 35,000 shares with an exercise price of $24.50 per share. The number of stock options granted was consistent with the guidelines recommended by AON Radford. The stock options vest in 48 equal monthly installments over the four year period beginning on January 1, 2010.

  •
  In September 2010, Mr. Cleveland was granted stock options and restricted stock units as outlined in the table above.

  •
  Annual Performance Bonus.  In January 2011, Mr. Cleveland was awarded a cash bonus of $60,145 related to 2010 performance.

  Actions for 2011

  •
  Base Salary.  In January 2011, a $10,375 increase in 2011 base salary to $356,222 effective January 1, 2011, which represented a 3.0% increase from the prior year's salary.

Anne-Marie Duliege, Chief Medical Officer, M.D., M.S.

  Actions for 2010

  •
  Base Salary.  In January 2010, a $10,899 increase in 2010 base salary to $374,199 effective January 1, 2010, which represented a 3.0% increase from the prior year's salary

  •
  Equity Incentives.  In January 2010, Dr. Duliege was granted stock options exercisable for 35,000 shares with an exercise price of $24.50 per share. The number of stock options granted was consistent with the guidelines recommended by AON Radford. The stock options vest in 48 equal monthly installments over the four year period beginning on January 1, 2010.

  •
  In September 2010, Dr. Duliege was granted stock options and restricted stock units as outlined in the table above.

  •
  Annual Performance Bonus.  In January 2011, Dr. Duliege was awarded a cash bonus of $56,890 related to 2010 performance.

  Actions for 2011

  •
  Base Salary.  In January 2011, a $7,484 increase in 2011 base salary to $381,683 effective January 1, 2011, which represented a 2.0% increase from the prior year's salary.

Robert F. Venteicher, Ph.D., Senior Vice President, Technical Operations

  Actions for 2010

  •
  Base Salary.  In January 2010, a $7,850 increase in 2010 base salary to $321,850 effective January 1, 2010, which represented a 2.5% increase from the prior year's salary.

  •
  Equity Incentives.  In January 2010, Dr. Venteicher was granted stock options exercisable for 25,000 shares with an exercise price of $24.50 per share. The number of stock options granted was consistent with the guidelines recommended by AON Radford. The stock options vest in 48 equal monthly installments over the four year period beginning on January 1, 2010.

  •
  In September 2010, Dr. Venteicher was granted stock options and restricted stock units as outlined in the table above.

  •
  Annual Performance Bonus.  In January 2011, Dr. Venteicher was awarded a cash bonus of $57,943 related to 2010 performance.

  Actions for 2011

  •
  Base Salary.  In January 2011, a $6,437 increase in 2011 base salary to $328,287 effective January 1, 2011, which represented a 2.0% increase from the prior year's salary.

Equity Grant Practices

        Our equity grant date practices require that stock options and other equity compensation have prices determined based on the fair market value on the date of grant. The fair market value of our grants of equity awards is the closing price on the NASDAQ Global Market on the date of approval of the grant by the Board, the Compensation Committee or the Equity Grant Committee. Beginning in 2007, the Board and Compensation Committee has delegated authority to a committee composed of certain officers of the Company, the Stock Option Committee, to grant stock options to non-officer employees pursuant to the Company's 2006 Equity Incentive Plan in accordance with guidelines approved by the Compensation Committee from time to time.

Employee Stock Purchase Plan

        In December 2006, the Company's 2006 Employee Stock Purchase Plan, or the Purchase Plan, became effective in connection with the Company's initial public offering. The Purchase Plan enables the named executive officers generally on the same basis as all employees to purchase, through payroll deductions, shares of the Company's common stock without payment of brokerage costs at a discount from the fair market value of the common stock at the time of purchase.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL

        In December 2008, the Company entered into amended and restated employment agreements with the named executive officers of the Company to conform severance benefits under existing employment agreements to the final regulations under Section 409A of the Internal Revenue Code and to provide certain additional severance benefits based upon the Compensation Committee's review of peer company and industry practices. In September 2010, the Board authorized and the Company amended the employment agreements with the named executive officers of the Company so that in the event of a change of control of the Company and involuntary termination within 12 months, the officer would have the right to exercise any equity award until the earlier of three years (extended from one year) following the date of termination or expiration of the term of any such award. The employment agreements provide that the officer is employed "at-will" so that the employment relationship may be terminated for any reason at any time and that as a condition of receipt of any severance benefits, the officer is obligated to execute a release of claims. Each of the named executive officers has also entered into a standard form agreement with respect to confidential information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our confidential information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Ms. Morris' Agreement

        Ms. Morris resigned effective February 1, 2011 and under the terms of the mutually agreed transition and in accordance with her employment agreement, Ms. Morris received the following severance benefits: (i) a lump sum cash payment equal to 12 months of her then current annual base salary, (ii) reimbursement for up to 12 months of COBRA premiums, and (iii) the right to exercise any vested stock option shares that have been granted to her until the earlier of one year following the date of termination or the expiration of the term of any such option.

        Under the terms of Ms. Morris' employment agreement, in the event of a change of control of the Company and Ms. Morris' involuntary termination within 12 months thereof, she would have received the following severance benefits: (i) a lump sum cash payment equal to 18 months of her then current annual base salary, (ii) a lump sum cash payment equal to one and one half (1 1/2) times Ms. Morris' annual target bonus potential for the year in which the acquisition occurs, (iii) reimbursement for up to 12 months of COBRA premiums, (iv) acceleration of vesting of all of her outstanding equity awards, (v) the right to exercise her stock options until the earlier of three years following the date of termination or the term of such option, and (vi) the right to receive reimbursement for excise taxes of up to a maximum of $500,000. In the event of termination due to Ms. Morris' death or disability, Ms. Morris' employment agreement provided for certain benefits including the acceleration of outstanding options as described below.

Mr. Orwin's Agreement

        Under the terms of Mr. Orwin's original employment agreement dated as of April 12, 2010, if Mr. Orwin would have been terminated without cause or he had resigned following a material reduction in his duties or compensation or other events constituting constructive termination, he would have received the following severance benefits: (i) a lump sum cash payment equal to 9 months of his then current annual base salary, (ii) reimbursement for up to 12 months of COBRA premiums, and (iii) the right to exercise any vested stock option shares that have been granted to him until the earlier of one year following the date of termination or the expiration of the term of any such option.

        Further, in the event of a change of control of the Company and Mr. Orwin's involuntary termination within 12 months thereof, he would have received the following severance benefits: (i) a lump sum cash payment equal to 15 months of his then current annual base salary, (ii) a lump sum cash payment equal to one and one quarter (1 1/4) times Mr. Orwin's annual target bonus potential for the year in which the acquisition occurred, (iii) reimbursement for up to 12 months of COBRA premiums, (iv) acceleration of vesting of all of his outstanding equity awards, (v) the right to exercise his stock options until the earlier of three years following the date of termination or the term of such option. The Company and Mr. Orwin have agreed to reduce severance benefits in certain circumstances to achieve the best after-tax result for Mr. Orwin. In the event of termination due to Mr. Orwin's death or disability, Mr. Orwin's employment agreement provides for certain benefits including the acceleration of outstanding options as described below.

        Effective February 1, 2011 in connection with his appointment to the Chief Executive Officer position, the Board authorized modifications to the terms of the employment agreement with Mr. Orwin as follows: (i) in the event Mr. Orwin is terminated without cause or he resigns following a material reduction in duties or compensation or other events constituting constructive termination, he will receive a lump sum cash payment equal to 12 months of his then annual base salary in addition to the other severance benefits provided for under his existing employment agreement; and (i) in the event of a change of control of the Company and involuntary termination within 12 months, Mr. Orwin will receive the following severance benefits: (a) a lump sum cash payment equal to 18 months of his then current annual base salary, and (b) a lump sum cash payment equal to one and a half (1.5) times his annual target bonus potential for the year in which the acquisition occurs in addition to the other severance benefits provided for under his existing employment agreement.

Mr. Cleveland's, Dr. Duliege's and Dr. Venteicher's Agreements

        Under the terms of the employment agreements with Mr. Cleveland, Dr. Duliege and Dr. Venteicher, respectively, if such officer is terminated without cause or such officer resigns following a material reduction in duties or compensation or other events constituting constructive termination, the officer will receive the following severance benefits: (i) a lump sum cash payment equal to 6 months of such officer's then annual base salary, (ii) reimbursement of up to 12 months of COBRA premiums, and (iii) the right to exercise any vested stock option shares that have been granted to him or her until the earlier of one year following the date of termination or the expiration of the term of any such option.

        In the event of a change of control of the Company and involuntary termination within 12 months, each such officer will receive the following severance benefits: (i) a lump sum cash payment equal to 12 months of his or her then current annual base salary, (ii) a lump sum cash payment equal to one (1) times his or her annual target bonus potential for the year in which the acquisition occurs, (iii) reimbursement for up to 12 months of COBRA premiums, (iv) acceleration of vesting of all equity awards, (v) the right to exercise any such stock options until the earlier of three years following the date of termination or the expiration of the term of any such option, and (vi) the right to receive reimbursement for excise taxes of up to a maximum of $250,000 for each such officer.

        The following table quantifies certain payments which would have become due to Ms. Morris, Mr. Orwin, Mr. Cleveland, Dr. Duliege, and/or Dr. Venteicher assuming that one of the events described above occurred as of December 31, 2010.

Executive Benefits and Payments upon Termination	Involuntary Termination or Termination for Good Reason		Voluntary Termination		Termination for Death or Disability		Involuntary Termination upon a Change in Control(1)
Ms. Morris
Compensation:
Severance payment	$545,000	(2)	$—		$—		$1,308,000	(3)
Accelerated equity awards	—		—		142,625	(4)	570,500	(5)
Benefits and perquisites:
Health care	26,299	(6)	—		—		26,299	(6)
Accrued vacation pay	—		44,141	(7)	44,141	(7)	—
Reimbursement of applicable excise taxes	—		—		—		500,000	(8)
Mr. Orwin
Compensation:
Severance payment	$315,000	(9)	$—		$—		$787,500	(10)
Accelerated equity awards	—		—		—		456,400	(5)
Benefits and perquisites:
Health care	26,299	(6)	—		—		26,299	(6)
Accrued vacation pay	—		8,854	(7)	—		—
Applicable tax	—		—		—			(11)
Mr. Cleveland
Compensation:
Severance payment	$172,924	(12)	$—		$—		$466,894	(13)
Accelerated equity awards	—		—		—		228,200	(5)
Benefits and perquisites:
Health care	26,299	(6)	—		—		26,299	(6)
Accrued vacation pay	—		14,597	(7)	—		—
Reimbursement of applicable excise taxes	—		—		—		250,000	(14)
Dr. Duliege
Compensation:
Severance payment	$187,100	(12)	$—		$—		$505,169	(13)
Accelerated equity awards	—		—		—		228,200	(5)
Benefits and perquisites:
Health care	21,070	(6)	—		—		21,070	(6)
Accrued vacation pay	—		63,793	(7)	—		—
Reimbursement of applicable excise taxes	—		—		—		250,000	(14)
Dr. Venteicher
Compensation:
Severance payment	$160,925	(12)	$—		$—		$434,498	(13)
Accelerated equity awards	—		—		—		228,200	(5)
Benefits and perquisites:
Health care	19,601	(6)	—		—		19,601	(6)
Accrued vacation pay	—		32,829	(7)	—		—
Reimbursement of applicable excise taxes	—		—		—		250,000	(14)

(1)
A change of control includes the merger, consolidation or other reorganization of the Company, the sale, transfer or other disposition of all or substantially all of the Company's assets, and a change of a majority of the membership of the Company's Board (other than by approval by a majority of incumbent directors).

(2)
Represents 12 months of then current annual base salary.

(3)
Represents 18 months of then current annual base salary and 18 months of annual target bonus potential.

(4)
An additional 25% of outstanding equity awards will become vested and exercisable upon termination due to death or disability. The value of the accelerated vested awards was calculated as (i) for stock options, the difference between the closing market price of our common stock of $6.65 as reported on the NASDAQ Global Market on December 31, 2010 and the exercise price of each accelerated stock option that was in-the-money at December 31, 2010; (ii) for RSUs, the value at the closing market price of our common stock of $6.65 as reported on the NASDAQ Global Market on December 31, 2010 as these awards do not have an exercise price.

(5)
All unvested equity awards will become vested and exercisable in full upon involuntary termination following a change of control. The value of the accelerated vested awards was calculated as (i) for stock options, the difference between the closing market price of our common stock of $6.65 as reported on the NASDAQ Global Market on December 31, 2010 and the exercise price of each accelerated stock option that was in-the-money at December 31, 2010; (ii) for RSUs, the value at the closing market price of our common stock of $6.65 as reported on the NASDAQ Global Market on December 31, 2010 as these awards do not have an exercise price.

(6)
Payment of COBRA health insurance premiums up to 12 months.

(7)
Based on vacation days accrued as of December 31, 2010.

(8)
The Company is obligated to make a reimbursement of applicable excise taxes up to a maximum of $500,000.

(9)
Represents 9 months of then current annual base salary.

(10)
Represents 15 months of then current annual base salary and 15 months of annual target bonus potential.

(11)
Any or all of the payments or benefit received which are subject to excise tax will be adjusted such that the greatest economic benefit is received by the executive notwithstanding all applicable taxes, including excise taxes.

(12)
Represents 6 months of then current annual base salary.

(13)
Represents 12 months of then current annual base salary and 12 months of annual target bonus potential.

(14)
The Company is obligated to make a reimbursement of applicable excise taxes up to a maximum of $250,000.

DIRECTOR COMPENSATION

        Each non-employee member of our Board of Directors is entitled to receive the following cash compensation:

  •
  $40,000 per year for service as a board member;

  •
  $30,000 per year for service as Chairman of the board;

  •
  $25,000 additional per year for service as lead director of the board;

  •
  $15,000 per year for service as a member of the audit committee;

  •
  $10,000 additional per year for service as chairman of the audit committee;

  •
  $10,000 per year for service as a member of the compensation committee;

  •
  $5,000 additional per year for service as chairman of the compensation committee;

  •
  $7,500 per year for services as a member of the nominating and corporate governance committee; and

  •
  $2,500 additional per year for service as chairman of the nominating and corporate governance committee.

        To the extent that the Board or any Committee thereof meets more than 10 times in any year each member of the Board or such Committee, as applicable, will receive a per meeting fee in excess of ten meetings as follows:

  •
  $2,000 for each board meeting attended in person ($1,000 for meetings attended by video or telephone conference);

  •
  $2,000 for each audit committee meeting attended;

  •
  $1,000 for each compensation committee meeting attended; and

  •
  $1,000 for each nominating and corporate governance committee meeting attended.

        All non-employee Board members are reimbursed for reasonable expenses incurred in attending board or committee meetings.

        Non-employee Board members receive non-discretionary, non-statutory stock options under our 2006 Equity Incentive Plan. Each non-employee director joining our Board of Directors is automatically granted a non-statutory stock option to purchase 7,500 shares of common stock if joined prior to October 29, 2009, 12,500 shares of common stock if joined subsequent to October 29, 2009 but prior to March 2, 2011, or 20,000 if joining thereafter. The exercise price of the stock options is equal to the then fair market value of our common stock on the date of grant. On the date of each annual meeting of our stockholders, each non-employee director also is automatically granted a non-statutory stock option to purchase 7,500 shares of our common stock with an exercise price equal to the fair market value of our common stock on that date. Accordingly, in May 2010 upon our last annual stockholders meeting, the non-employee directors, Messrs. Douglas, Walker, Spiegelman and Leonard, Dr. Love, Ms. LaPorte and Ms. van Heek, each received a grant of non-statutory stock option to purchase 7,500 shares of our common stock at an exercise price of $22.93 per share. Effective March 2, 2011, the Board approved an amendment of the Plan to increase the automatic grant on the date of each annual meeting to 12,000 shares of common stock. Initial grants vest monthly over three years. Automatic annual grants vest monthly over 12 months. Effective March 2, 2011, the Board approved an amendment of the Plan to extend the post-termination exercise period to twenty-four (24) months. All stock options granted under our 2006 Equity Incentive Plan have a term of 10 years.

        The following table shows for the fiscal year ended December 31, 2010 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
R. Lee Douglas	50,000	116,309	166,309
Kathleen LaPorte	50,000	116,309	166,309
John P. Walker	62,500	116,309	178,809
Ted W. Love, M.D.	55,000	116,309	171,309
Daniel K. Spiegelman	65,000	116,309	181,309
Christine van Heek	47,500	116,309	163,809
Keith R. Leonard, Jr.	55,000	116,309	171,309
Hollings C. Renton	80,000	116,309	196,309

(1)
Amounts in this column represent the aggregate grant date fair value of option awards to our non-employee directors, which are computed in accordance with FASB ASC Topic 718. See Note 8 of Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the assumptions made in determining the grant date fair value.

        The following table shows certain information as to the grant dates and the fair market value of stock option grants to our non-employee directors:

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise Price ($/Share)	Grant Date Fair Value ($)(1)
R. Lee Douglas(2)	8/5/2004	16,250	0.80	10,122
	2/10/2006	7,500	4.36	100,979
	12/14/2006	7,500	25.00	136,732
	5/31/2007	2,500	32.89	58,947
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
Kathleen LaPorte(3)	12/14/2006	7,500	25.00	136,732
	5/31/2007	2,500	32.89	58,947
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
John P. Walker(4)	12/14/2006	7,500	25.00	136,732
	5/31/2007	2,500	32.89	58,947
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
Ted W. Love, M.D.(5)	7/28/2006	7,500	18.84	139,239
	5/31/2007	2,500	32.89	58,947
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
Daniel K. Spiegelman(6)	9/27/2006	7,500	18.84	147,582
	5/31/2007	2,500	32.89	58,947
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
Christine van Heek(7)	12/6/2007	7,500	25.83	134,588
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
Keith R. Leonard, Jr.(8)	12/6/2007	7,500	25.83	134,588
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
Hollings C. Renton(9)	6/9/2009	7,500	16.58	95,852
	5/24/2010	7,500	22.93	116,309

(1)
Total stock-based compensation as determined under FASB ASC Topic 718. Amounts are amortized over the requisite service period for each award.

(2)
As of December 31, 2010, Mr. Douglas held options to purchase 46,250 shares of our common stock.

(3)
As of December 31, 2010, Ms. LaPorte held options to purchase 22,500 shares of our common stock.

(4)
As of December 31, 2010, Mr. Walker held options to purchase 22,500 shares of our common stock.

(5)
As of December 31, 2010, Dr. Love held options to purchase 22,500 shares of our common stock.

(6)
As of December 31, 2010, Mr. Spiegelman held options to purchase 22,500 shares of our common stock.

(7)
As of December 31, 2010, Ms. van Heek held options to purchase 20,000 shares of our common stock.

(8)
As of December 31, 2010, Mr. Leonard held options to purchase 20,000 shares of our common stock.

(9)
As of December 31, 2010, Mr. Renton held options to purchase 15,000 shares of our common stock.

SUMMARY COMPENSATION TABLE FOR FISCAL 2010, 2009 AND 2008

        The following table shows compensation awarded to or paid to, or earned by, the Company's named executive officers for the years ended December 31, 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Arlene M. Morris	2010	545,000	218,625	1,922,178	134,888	(4)	4,000	(7)	2,824,691
Former Chief Executive Officer	2009	526,555	—	630,976	244,058	(5)	4,000	(7)	1,405,589
	2008	511,218	—	—	281,170	(6)	4,000	(7)	796,388
John A. Orwin	2010	303,962	174,900	3,714,090	111,300	(4)	—		4,304,252
Former President and Chief Operating Officer (current Chief Executive Officer)(3)
Paul B. Cleveland	2010	345,847	87,450	751,955	60,145	(4)	4,000	(7)	1,249,397
Former Executive Vice President,	2009	334,152	—	220,842	108,503	(5)	4,000	(7)	667,497
Corporate Development and Chief Financial Officer	2008	327,600	—	—	121,540	(6)	4,000	(7)	453,140
Anne-Marie Duliege, M.D., M.S.	2010	374,199	87,450	751,955	56,890	(4)	4,000	(7)	1,274,494
Chief Medical Officer	2009	363,300	—	299,714	121,147	(5)	4,000	(7)	788,161
	2008	346,000	—	—	136,238	(6)	4,000	(7)	486,238
Robert F. Venteicher, Ph.D.	2010	321,850	87,450	582,793	57,943	(4)	4,000	(7)	1,054,036
Senior Vice President, Technical	2009	314,000	—	260,278	100,586	(5)	4,000	(7)	678,864
Operations	2008	291,970	—	254,860	109,854	(6)	4,000	(7)	660,684

(1)
Amounts in this column represent the aggregate grant date fair value of RSUs computed at the probable level of performance achievable under the applicable performance criteria in accordance with FASB ASC Topic 718. The RSUs are milestone-driven performance based and vest (i) 50% upon the acceptance by the FDA for the NDA for peginesatide and (ii) 50% upon product launch for peginesatide. Assuming the highest level of performance achievable under the applicable performance criteria, the aggregate grant date fair value of the RSUs was, in the case of Ms. Morris, $437,250; in the case of Mr. Orwin, $349,800; and in the cases of Mr. Cleveland and Drs. Duliege and Venteicher, each $174,900.

(2)
Amounts in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. See Note 8 of Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the assumptions made in determining the grant date fair value.

(3)
Mr. Orwin joined the Company in April 2010.

(4)
Represents cash performance bonuses for 2010. Bonuses for 2010 were paid in the following year.

(5)
Represents cash performance bonuses for 2009. Bonuses for 2009 were paid in the following year.

(6)
Represents cash performance bonuses for 2008. Bonuses for 2008 were paid in the following year.

(7)
Represents the Company-paid match on the employee's contributions to the Company's 401(k) plan. Under rules promulgated by the SEC, no perquisite amounts are shown for any named executive officer if the aggregate amount for any such officer did not exceed $10,000.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010

        The following table shows for the fiscal year ended December 31, 2010, certain information regarding grants of plan-based awards to the named executive officers:

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards(2)
					All Other Option Awards: Number of Securities Underlying Options(#)
							Grant Date Fair Value of Stock and Option Awards ($)(3)
						Exercise Price of Option Awards ($/Share)
Name	Grant Date	Target ($)(1)	Threshold (#)	Target (#)
Ms. Morris		134,888
	1/7/2010				90,000	24.50	1,522,458
	9/22/2010				100,000	5.83	399,720
	9/22/2010		37,500	75,000		—	218,625
Mr. Orwin		111,300
	4/12/2010				220,000	22.70	3,394,314
	9/22/2010				80,000	5.83	319,776
	9/22/2010		30,000	60,000		—	174,900
Mr. Cleveland		60,145
	1/7/2010				35,000	24.50	592,067
	9/22/2010				40,000	5.83	159,888
	9/22/2010		15,000	30,000		—	87,450
Dr. Duliege		56,890
	1/7/2010				35,000	24.50	592,067
	9/22/2010				40,000	5.83	159,888
	9/22/2010		15,000	30,000		—	87,450
Dr. Venteicher		57,943
	1/7/2010				25,000	24.50	422,905
	9/22/2010				40,000	5.83	159,888
	9/22/2010		15,000	30,000		—	87,450

(1)
Represents cash performance bonuses for 2010. Bonuses for 2010 were paid in the following year. The Company does not provide for minimum thresholds or maximums as part of its performance bonus program.

(2)
Amounts in this column consist of RSUs which are milestone-driven performance based and vest (i) 50% upon the acceptance by the FDA for the NDA for peginesatide and (ii) 50% upon product launch for peginesatide. Amounts in the "Threshold" column represent the minimum number of shares of our common stock issuable upon achievement of the first performance goal described in this footnote 2 (i.e. 50% of the total number of underlying shares). Amounts in the "Target" column represent the number of shares of our common stock issuable upon achievement of both performance goals.

(3)
Amounts in this column represent the aggregate grant date fair value of RSUs computed at the probable level of performance achievable under the applicable performance criteria in accordance with FASB ASC Topic 718.

        Our executive compensation policies, practices and arrangements, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table was paid or awarded, are described above under "Executive Compensation—Compensation Discussion and Analysis."

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR END

        The following table shows for the fiscal year ended December 31, 2010, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

		Option Awards						RSUs
Name	Option Plan	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Share)	Option Expiration Date	Number of Securities Underlying Vested Units (#)		Number of Securities Underlying Unvested Units (#)		Market Value of Securities Underlying Unvested Units ($)		Unit Expiration Date
Ms. Morris	2006	97,915	(1)	2,085	(1)	33.97	1/4/2017
	2006	43,750	(2)	16,250	(2)	21.74	12/17/2017
	2006	11,667	(3)	41,667	(3)	10.99	1/14/2019
	2006	20,625	(4)	69,375	(4)	24.50	1/6/2020
	2006	6,250	(5)	93,750	(5)	5.83	9/21/2020
	2006							—	(6)	75,000	(6)	498,750	(6)	9/21/2020
Mr. Orwin	2006	—	(7)	220,000	(7)	22.70	4/11/2020
	2006	5,000	(5)	75,000	(5)	5.83	9/21/2020
	2006							—	(6)	60,000	(6)	399,000	(6)	9/21/2020
Mr. Cleveland	2001	59,837	(8)	—	(8)	4.36	2/6/2016
	2006	27,415	(1)	585	(1)	33.97	1/4/2017
	2006	14,583	(2)	5,417	(2)	21.74	12/17/2017
	2006	13,416	(3)	14,584	(3)	10.99	1/14/2019
	2006	8,020	(4)	26,980	(4)	24.50	1/6/2020
	2006	2,500	(5)	37,500	(5)	5.83	9/21/2020
	2006							—	(6)	30,000	(6)	199,500	(6)	9/21/2020
Dr. Duliege	2006	2,500	(9)	—	(9)	4.36	2/9/2016
	2006	39,165	(1)	835	(1)	33.97	1/4/2017
	2006	17,082	(10)	2,918	(10)	25.91	7/22/2017
	2006	18,229	(2)	6,771	(2)	21.74	12/17/2017
	2006	7,125	(3)	19,792	(3)	10.99	1/14/2019
	2006	8,020	(4)	26,980	(4)	24.50	1/6/2020
	2006	2,500	(5)	37,500	(5)	5.83	9/21/2020
	2006							—	(6)	30,000	(6)	199,500	(6)	9/21/2020
Dr. Venteicher	2006	38,437	(11)	6,563	(11)	24.87	9/4/2017
	2006	8,750	(2)	3,250	(2)	21.74	12/17/2017
	2006	15,625	(12)	9,375	(12)	15.00	5/28/2018
	2006	15,812	(3)	17,188	(3)	10.99	1/14/2019
	2006	5,729	(4)	19,271	(4)	24.50	1/6/2020
	2006	2,500	(5)	37,500	(5)	5.83	9/21/2020
	2006							—	(6)	30,000	(6)	199,500	(6)	9/21/2020

(1)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2007. This award will be fully vested on January 1, 2011.

(2)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2008. This award will be fully vested on January 1, 2012.

(3)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2009. This award will be fully vested on January 1, 2013.

(4)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2010. This award will be fully vested on January 1, 2014.

(5)
The award vests on a monthly basis in equal installments during the 48 month period beginning on September 22, 2010. This award will be fully vested on September 22, 2014.

(6)
The award is milestone-driven performance based and vests (i) 50% upon the acceptance by the FDA for the NDA for peginesatide and (ii) 50% upon product launch for peginesatide. See "Grant of Plan-Based Awards in Fiscal 2010" for additional information. The market value is calculated by multiplying the number of units by the closing market price of our common stock of $6.65 as reported on the NASDAQ Global Market on December 31, 2010.

(7)
25% of the shares subject to the award vest on April 12, 2011 and the remainder vest on a monthly basis in equal installments over 36 months. This award will be fully vested on April 12, 2014.

(8)
25% of the shares subject to the award vested on January 3, 2007 and the remainder vests on a monthly basis in equal installments over 36 months. This award allowed for early exercise and was fully vested on January 3, 2010.

(9)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2006. This award allowed for early exercise and was fully vested on January 1, 2010.

(10)
The award vests on a monthly basis in equal installments during the 48 month period beginning on July 1, 2007. This award will be fully vested on July 1, 2011.

(11)
25% of the shares subject to the award vested on July 30, 2008 and the remainder will vest on a monthly basis in equal installments over 36 months. This award will be fully vested on July 30, 2011.

(12)
The award vests on a monthly basis in equal installments during the 48 month period beginning on June 1, 2008. This award will be fully vested on June 1, 2012.

(13)
25% of the shares subject to the award vested on July 26, 2005 and the remainder vested on a monthly basis in equal installments over 36 months. This award was fully vested on July 26, 2008.

(14)
25% of the shares subject to the award vested on August 20, 2008 and the remainder will vest on a monthly basis in equal installments over 36 months. This award will be fully vested on August 20, 2011.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2010

        The following table shows certain information regarding option exercises during the last fiscal year with respect to the named executive officers; no RSUs vested during the period:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Ms. Morris	233,606	4,841,697
Mr. Orwin	—	—
Mr. Cleveland	52,935	739,250
Dr. Duliege	26,583	401,354
Dr. Venteicher	—	—

(1)
The value realized upon exercise of the stock options was calculated by taking the difference between the fair value of our common stock on the stock option exercise date and the exercise price of each stock option.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        The following includes a description of transactions since January 1, 2010, or any currently proposed transactions, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers, or holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than equity and other compensation, termination, change-in control and other arrangements, which are separately described under "Executive Compensation."

        Pursuant to our Code of Business Conduct and Ethics and our Audit Committee Charter, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, and other employees and their family members are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent committee of our Board of Directors in the case it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons' immediate family members or affiliates, in which the amount involved exceeds $120,000, or other transactions that may give rise to a conflict of interest, must first be presented for approval. Related party transactions involving our officers, directors or principal stockholders, including their immediate family members and affiliates, must be presented to our Audit Committee for review, consideration and approval. Conflict of interest transactions with other employees and their family members must be presented to our compliance officer for review. All of our directors, executive officers and employees are required to report to our Audit Committee or our Compliance Officer any such related party or conflict of interest transaction. In approving or rejecting the proposed agreement, our Audit Committee or Compliance Officer shall consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our Audit Committee or Compliance Officer shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as determined in a good faith exercise of discretion. All of the transactions described below were approved by our Board of Directors or an independent committee of our Board of Directors.

        We have entered into employment agreements with our executive officers. For a description of these employment agreements, see "Executive Compensation—Employment Agreements and Potential Payments upon Termination or a Change of Control." In addition, we entered into a consulting arrangement with Arlene M. Morris, our former Chief Executive Officer. For a description of the consulting arrangement, see "Executive Compensation—Executive Compensation Actions."

        We have granted equity awards to our directors and executive officers. For a description of these equity awards, see "Executive Compensation—Grants of Plan-Based Awards in Fiscal 2010," "Executive Compensation—Outstanding Equity Awards at Fiscal Year-End" and "Executive Compensation—Director Compensation."

        We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of February 15, 2011 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned(†)	Percentage of Shares Beneficially Owned
5% Stockholders
Wellington Management Company, LLP(1)	1,493,700	5.87%
Sprout Capital IX, L.P. and affiliated entities(2)	1,362,652	5.26%
ProQuest Associates IV LLC and affiliated entities(3)	1,297,942	5.10%
Directors and Named Executive Officers
R. Lee Douglas(4)	45,000	*
Kathleen LaPorte(2)(5)	1,383,902	5.34%
Keith R. Leonard, Jr.(4)	18,750	*
Ted W. Love, M.D.(4)	21,250	*
Hollings C. Renton(4)	10,833	*
Daniel K. Spiegelman(4)	21,250	*
Christine van Heek(4)	18,750	*
John P. Walker(4)	21,250	*
Arlene M. Morris(4)	207,708	*
Paul B. Cleveland(4)	135,772	*
Anne-Marie Duliege, M.D., M.S.(4)	107,789	*
Robert F. Venteicher, Ph.D.(6)	102,051	*
John A. Orwin(4)	65,000	*
All directors and executive officers as a group (14 persons)(7)	2,159,305	8.09%

†
This table is based upon information supplied by officers, directors and principal stockholders, Schedules 13D and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 25,459,111 shares of common stock outstanding as of February 15, 2011, adjusted as required by rules promulgated by the SEC. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of February 15, 2011, are deemed outstanding for computing the percentage of beneficial ownership of the person holding such options and warrants but are not deemed outstanding for computing the percentage of beneficial ownership of any other person. Unless otherwise noted, the address for the reporting owner is: c/o Affymax, Inc., 4001 Miranda Ave., Palo Alto, CA 94304.

*
Represents beneficial ownership of less than one percent.

(1)
The address for the reporting owner is: 280 Congress Street, Boston, MA 02110. Wellington Management Company, LLP ("Wellington"), in its capacity as investment adviser, may be deemed to beneficially own 1,493,700 shares of the Company's Common Stock, which are held of record by clients of Wellington. Wellington's clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No one client is known to have such right or power with respect to more than five percent of the Company's Common Stock.

(2)
The address for the reporting person is: c/o Credit Suisse, Uetlibergstrasse 231, P.O. Box 900, CH-8070 Zurich, Switzerland. Consists of 800,321 shares and 394,836 warrants held by Sprout Capital IX, L.P.; 36,557 shares and 22,792 warrants held by Sprout IX Plan Investors, L.P.; 2,495 shares and 1,557 warrants held by Sprout Entrepreneurs Funds, L.P.; 7,676 shares and 4,786 warrants held by DJL Capital Corp. (collectively, the "Sprout Funds"); 3,894 shares held by CS Cap and 87,738 shares held by Credit Suisse Securities USA L.L.C. LaPorte is a managing director of New Leaf Venture Partners., L.L.C., which pursuant to a sub-management agreement with DLJ Capital Corporation provides investment management services on investments held by the Sprout Group, including Sprout Capital IX, L.P. DLJ Capital Corporation is the managing general partner of Sprout Capital IX, L.P. and the general partner of Sprout Entrepreneurs Fund, L.P. DLJ LBO Plans Management Corporation II is the general partner of Sprout IX Plan Investors, L.P. DLJ LBO Plans Management Corporation and DLJ Capital Corporation are both wholly owned subsidiaries of Credit Suisse (USA), Inc. Ms. LaPorte is also a member of the investment committee of the Sprout Group, a division of Credit Suisse First Boston Private Equity, Inc., which is a wholly owned subsidiary of Credit Suisse (USA), Inc. Ms. LaPorte holds shared voting or investment power over the shares held by each of the Sprout Funds. Ms. LaPorte disclaims beneficial ownership of all such shares except to the extent of her pecuniary interests therein. The shares held by CS Cap and Credit Suisse Securities USA L.L.C. are held for the benefit of Credit Suisse and decision making authority over those shares does not reside with the Sprout Group or its investment committee.

(3)
The address for the reporting owner is: 90 Nassau Street, Fifth Floor, Princeton, New Jersey 08542. ProQuest Associates IV LLC, a Delaware limited liability company, is the general partner of ProQuest Investments IV, L.P., a Delaware limited partnership. Mr. Jay Moorin and Mr. Alain Schreiber are each members of ProQuest Associates IV LLC. Each of ProQuest Associates IV LLC and Messrs. Moorin and Schreiber is the beneficial owner of an aggregate of 1,297,942 shares of the common stock of Affymax, Inc. Each of Messrs. Moorin and Schreiber disclaim beneficial ownership of the shares held by ProQuest Investments IV, L.P. except to the extent of their pecuniary interest in such shares.

(4)
Represents shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2011.

(5)
Includes 21,250 shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2011.

(6)
Includes 100,079 shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2011.

(7)
Includes shares described in notes (2) and (4) through (6) above.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2010:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	4,819,384	$16.66	676,858
Equity compensation plans not approved by security holders	—	—	—
Total	4,819,384	$16.66	676,858

(1)
Consists of options, time-based and performance-based RSUs and warrants.

(2)
Calculated as the weighted average exercise price of outstanding options and warrants. RSUs do not have an exercise price.

(3)
Consists of 445,902 shares available for issuance under our 2006 Employee Stock Purchase Plan and 230,956 shares available for issuance under our option plans.

        On January 1st of each year, the number of authorized shares under (a) the 2006 Equity Incentive Plan automatically increases by a number of shares equal to the lesser of (i) 1,400,000 shares, or (ii) 4.5% of the outstanding shares on December 31st of the preceding calendar year; and (b) the 2006 Employee Stock Purchase Plan automatically increases by a number of shares equal to the lesser of (i) 175,000 shares, or (ii) 0.5% of the outstanding shares on December 31st of the preceding calendar year. On January 1, 2011, the number of shares of stock available for future issuance was automatically increased by 1,145,310 under our 2006 Equity Incentive Plan and by 127,256 under our 2006 Employee Stock Purchase Plan pursuant to the terms of those plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2010 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Affymax stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If you revoke your consent, we will promptly deliver to you a separate copy of the proxy materials. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or Affymax. Direct your written request to Affymax's Secretary, Grace U. Shin, at 4001 Miranda Avenue, Palo Alto, CA 94304 or contact her at (650) 812-8700. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Grace U. Shin
Grace U. Shin Secretary

April 7, 2011

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010 is available without charge upon written request to: Investor Relations, Affymax, Inc., 4001 Miranda Avenue, Palo Alto, CA 94304.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A               Proposals — The Board of Directors recommends a vote “FOR” the nominees for director listed in Proposal 1, a vote “FOR” Proposals 2 and 3 and vote for “THREE YEARS” on Proposal 4.

1. To elect the two directors named below, to hold office until the 2014 Annual Meeting of stockholders.

01 - Hollings C. Renton

02 - John P. Walker

☐       Mark here to vote FOR all nominees

☐       Mark here to WITHHOLD vote from all nominees

☐       For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011.		☐	☐	☐
		For	Against	Abstain
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.		☐	☐	☐
	1 Yr	2 Yrs	3 Yrs	Abstain
4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

B               Non-Voting Items

Change of Address — Please print new address below.

C               Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneysin-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — AFFYMAX, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2011

The undersigned hereby appoints John A. Orwin and Grace U. Shin, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to vote all of the shares of stock of Affymax, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Affymax, Inc. (the “Company”) to be held at the offices of the Company located at 4009 Miranda Avenue, Palo Alto, CA 94304 on Wednesday, May 25, 2011 at 9:00 a.m. (local time), and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, on the following matters and in accordance with the following instructions, with discretionary authority as to any other business that may properly come before the meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no direction is indicated, this proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2 and 3 and for THREE YEARS on Proposal 4, as more specifically described in the proxy statement, and in the discretion of the proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please vote, date and promptly return this proxy card in the enclosed return envelope which is postage prepaid if mailed in the United States.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 25, 2011
PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON: May 25, 2011
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 ADVISORY VOTE ON FREQUENCY OF VOTE REGARDING EXECUTIVE COMPENSATION
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS